ORION S.A.

Exhibit 99.1	CONTACT: Christopher Kapsch Vice President of Investor Relations +1 281-318-4413 christopher.kapsch@orioncarbons.com
Orion S.A. Reports
Third Quarter 2025 Financial Results

HOUSTON—November 4, 2025—Orion S.A. (NYSE: OEC), a specialty chemical company, today announced financial results for the period ended September 30, 2025 as follows:
Third Quarter 2025 Highlights
•Net sales of $450.9 million, down $12.5 million year over year
•Net loss of $67.1 million, which includes a $80.8 million impact from goodwill impairment, down $46.9 million year over year
•Diluted Loss per share of $1.20, down $0.85 year over year
•Adjusted Diluted EPS1 of $0.29, down $0.18 year over year
•Adjusted EBITDA1 of $57.7 million, down 28% year over year
Nine Months 2025 Highlights
•Net sales of $1,395.0 million, down $48.3 million year over year
•Net loss of $49.0 million, which includes a $80.8 million impact from goodwill impairment, down $76.0 million year over year
•Diluted Loss per share of $0.87, down $1.33 year over year
•Adjusted Diluted EPS1 of $0.83, down $0.57 year over year
•Adjusted EBITDA1 of $192.7 million, down 20% year over year
Other Highlights
•Positive Free Cash Flow1 still expected for 2025
•Generated $14 million of Free Cash Flow1 year to date
•Improvements in plant operating performance sustained, enabling progress on working capital initiatives and supporting free cash flow objectives
•Introducing new cost initiatives focused on enhancing Orion’s competitiveness
1 The reconciliations of Non-U.S. GAAP (“non-GAAP”) measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
“Persistent macro uncertainty and challenges specific to our tire industry customer base affected our financial performance in the third quarter, as did lower oil prices and our efforts to extract cash from working capital. Product and geographic mix also

ORION S.A.
impacted results. Consequently, our third quarter Adjusted EBITDA was lower sequentially, below expectations,” stated Corning Painter, Chief Executive Officer.
“Considering elevated import levels, excess tire channel inventories remain a demand overhang through the remainder of this year,” continued Painter. “We continue to believe the evolving global trade paradigm including tariffs should ultimately support our tire customers. Despite that, we are intensifying our internal efforts to improve Orion’s competitiveness and to navigate the current backdrop.”
“A positive during the third quarter was our continued progress on levers to improve cash flow, including working capital efforts,” stated Orion’s Chief Financial Officer Jeff Glajch. “Despite the persistent headwinds in our key end markets, we have generated free cash flow year to date and expect to generate as much as $40 million in positive free cash flow in 2025.”
Third Quarter 2025 Overview:

	Three Months Ended September 30,		Year-Over Year
(In millions, except volume and EPS data)	2025	2024	Delta
Volume (kmt)	237.5	225.2	12.3	5.5%
Net sales	450.9	463.4	(12.5)	(2.7)%
Gross profit	85.6	107.5	(21.9)	(20.4)%
Loss from operations	(53.7)	(15.3)	(38.4)	251.0%
Net loss	(67.1)	(20.2)	(46.9)	232.2%
Adjusted net income (loss)(1)	16.3	27.4	(11.1)	(40.5)%
Adjusted EBITDA(1)	57.7	80.1	(22.4)	(28.0)%
Basic Loss per share	(1.20)	(0.35)	(0.85)	242.9%
Diluted Loss per share	(1.20)	(0.35)	(0.85)	242.9%
Adjusted Diluted EPS(1)	0.29	0.47	(0.18)	(38.3)%
(1)The reconciliations of Non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of Non-GAAP Financial Measures below.
Volume increased by 12.3 kmt year over year, primarily due to higher shipments in both segments. Net sales decreased by $12.5 million, or 2.7%, year over year driven primarily by lower oil prices and unfavorable product mix. Those were partially offset by higher volume and a favorable foreign exchange rate impact. Gross profit decreased by $21.9 million, or 20.4%, year over year, to $85.6 million. The decrease was driven primarily by unfavorable timing from the pass-through effect of raw material costs as well as unfavorable customer and regional mix in both segments.
During the third quarter of 2024, we were the target of a criminal scheme that resulted in multiple fraudulently induced outbound wire transfers to accounts controlled by unknown third parties. Those losses and professional fees incurred in connection with related third-party investigations aggregated to $60.7 million.
In the third quarter of 2025, we recovered $7.3 million (€6.3 million). In 2025, we incurred $0.8 million of professional fees. This recovery, net of legal fee, is reported in Loss (recovery) due to misappropriation of assets, net in our Condensed Consolidated Statements of Operations.

ORION S.A.
During the third quarter of 2025, we experienced a significant decrease in the trading price of our common stock. In our Rubber reporting unit, elevated levels of low value tire imports from Asia during 2025 have indirectly impacted our demand in core Western markets and our overall profitability. In our Specialty reporting unit, persistently soft industrial economies coupled with uncertainty related to global trade, tariffs and regulatory matters have impacted our demand and portfolio mix. We performed a quantitative goodwill impairment assessment for each of our two reporting units as of September 30, 2025. Based on our quantitative goodwill assessments, we recognized a non-cash goodwill impairment charge of $80.8 million.
Loss from operations decreased by $38.4 million, or 251.0%, year over year to $53.7 million. The decrease was driven primarily by the goodwill impairment and unfavorable timing from the pass-through effect of raw material costs. Net loss decreased by $46.9 million, or 232.2%, year over year to $67.1 million. The decrease was primarily due to the goodwill impairment. Adjusted EBITDA decreased by $22.4 million, or 28.0%, year over year to $57.7 million. The decrease was driven by unfavorable timing of the pass-through effect of raw material costs as well as unfavorable product and regional mix in both segments. These were partially offset by increased volume and a favorable foreign exchange rate impact.
Quarterly Business Segment Results

SPECIALTY CARBON BLACK

	Three Months Ended September 30,		Year-Over Year
(In millions, except volume)	2025	2024	Delta
Volume (kmt)	61.2	59.7	1.5	2.5%
Net sales	160.0	162.5	(2.5)	(1.5)%
Segment Gross profit	32.6	36.6	(4.0)	(10.9)%
Adjusted EBITDA	21.6	27.2	(5.6)	(20.6)%
Specialty Carbon Black segment volume increased marginally by 1.5 kmt, or 2.5%, year over year. Net sales decreased by $2.5 million, or 1.5%, year over year to $160.0 million, primarily due to lower oil prices. Adjusted EBITDA declined by $5.6 million, or 20.6%, year over year to $21.6 million. The decrease was primarily due to unfavorable timing from the pass-through effect of raw material costs, product mix and higher fixed costs.

RUBBER CARBON BLACK

	Three Months Ended September 30,		Year-Over Year
(In millions, except volume)	2025	2024	Delta
Volume (kmt)	176.3	165.5	10.8	6.5%
Net sales	290.9	300.9	(10.0)	(3.3)%
Segment Gross profit	53.0	70.9	(17.9)	(25.2)%
Adjusted EBITDA	36.1	52.9	(16.8)	(31.8)%
Rubber Carbon Black segment volume increased by 10.8 kmt, or 6.5%, year over year due to higher demand in the Asia Pacific and Americas regions. Net sales declined by $10.0 million, or 3.3%, year over year to $290.9 million, primarily due to the pass-through of lower oil prices, partially offset by higher volume. Adjusted EBITDA declined by $16.8 million, or 31.8%, year over year to $36.1 million, driven primarily by the unfavorable impact from the pass-through effect of raw material costs as well as unfavorable customer and regional mix.

ORION S.A.
Nine Months 2025 Highlights

	Nine Months Ended September 30,		Year-Over Year
(In millions, except volume and EPS data)	2025	2024	Delta
Volume (kmt)	729.2	706.7	22.5	3.2%
Net sales	1,395.0	1,443.3	(48.3)	(3.3)%
Gross profit	282.1	339.5	(57.4)	(16.9)%
Income from operations	9.6	79.1	(69.5)	(87.9)%
Net income (loss)	(49.0)	27.0	(76.0)	(281.5)%
Adjusted net income(1)	47.3	82.7	(35.4)	(42.8)%
Adjusted EBITDA(1)	192.7	240.5	(47.8)	(19.9)%
Basic Earnings (loss) per share	(0.87)	0.46	(1.33)	(289.1)%
Diluted Earnings (loss) per share	(0.87)	0.46	(1.33)	(289.1)%
Adjusted Diluted EPS(1)	0.83	1.40	(0.57)	(40.7)%
(1)The reconciliations of these non-GAAP measures to the respective most comparable GAAP measures are provided in the section titled Reconciliation of non-GAAP Financial Measures.
Volume increased by 22.5 kmt to 729.2 kmt compared to the nine months ended September 30, 2024, primarily due to higher Rubber Carbon Black segment volume. Net sales decreased by $48.3 million, or 3.3%, year over year in the nine months ended September 30, 2025 to $1,395.0 million, primarily driven by the pass-through of lower oil prices, partially offset by higher volume in the Rubber Carbon Black segment and a favorable foreign exchange rate impact. Gross profit decreased by $57.4 million, or 16.9%, year over year to $282.1 million. The decrease was primarily driven by unfavorable product and regional mix and unfavorable timing from the pass-through effect of raw material costs.
During the third quarter of 2024, we were the target of a criminal scheme that resulted in multiple fraudulently induced outbound wire transfers to accounts controlled by unknown third parties. These losses and professional fees incurred in connection with related third-party investigations aggregated to $60.7 million.
In the third quarter of 2025, we recovered $7.3 million (€6.3 million). In 2025, we incurred $0.8 million of professional fees. This recovery, net of legal fee, is reported in Loss (recovery) due to misappropriation of assets, net in our Condensed Consolidated Statements of Operations.
During the third quarter of 2025, we experienced a significant decrease in the trading price of our common stock. In our Rubber reporting unit, elevated levels of low value tire imports from Asia during 2025 have indirectly impacted our demand in core Western markets and our overall profitability. In our Specialty reporting unit, persistently soft industrial economies coupled with uncertainty related to global trade, tariffs and regulatory matters have impacted our demand and portfolio mix. We performed a quantitative goodwill impairment assessment for each of our two reporting units as of September 30, 2025. Based on our quantitative goodwill assessments, we recognized a non-cash goodwill impairment charge of $80.8 million.
Income from operations decreased by $69.5 million, or 87.9%, year over year to $9.6 million. The decrease was driven primarily by goodwill impairment. Net income decreased by $76.0 million, or 281.5%, year over year to $49.0 million. The decrease was primarily due to goodwill impairment. Adjusted EBITDA decreased by $47.8 million, or 19.9%, year over year from $240.5 million in the nine months ended September 30, 2024 to $192.7 million in the nine months ended September 30, 2025. The decrease was primarily due to lower volume in the Specialty Carbon Black segment, unfavorable customer and regional mix in the Rubber Carbon Black segment and unfavorable timing from the pass-through effect of raw material costs.

ORION S.A.
Nine Months Business Segment Results

SPECIALTY CARBON BLACK

	Nine Months Ended September 30,		Year-Over Year
(In millions, except volume)	2025	2024	Delta
Volume (kmt)	181.1	185.9	(4.8)	(2.6)%
Net sales	478.8	498.9	(20.1)	(4.0)%
Segment Gross profit	105.2	117.8	(12.6)	(10.7)%
Adjusted EBITDA	66.9	83.1	(16.2)	(19.5)%
Volumes decreased by 4.8 kmt, or 2.6%, year over year to 181.1 kmt for the nine months ended September 30, 2025, primarily due to lower demand in the EMEA as well as the Americas regions in the first half of 2025. Net sales decreased by $20.1 million, or 4.0%, year over year to $478.8 million for the nine months ended September 30, 2025, primarily due to lower oil prices and lower volume in the first half of 2025. Adjusted EBITDA decreased by $16.2 million, or 19.5%, year over year to $66.9 million for the nine months ended September 30, 2025. The decrease was primarily due to lower demand, unfavorable product and regional mix as well as unfavorable impact from the pass-through effect of raw material costs.

RUBBER CARBON BLACK

	Nine Months Ended September 30,		Year-Over Year
(In millions, except volume)	2025	2024	Delta
Volume (kmt)	548.1	520.8	27.3	5.2%
Net sales	916.2	944.4	(28.2)	(3.0)%
Segment Gross profit	176.9	221.7	(44.8)	(20.2)%
Adjusted EBITDA	125.8	157.4	(31.6)	(20.1)%
Volume increased by 27.3 kmt, or 5.2%, year over year to 548.1 kmt, for the nine months ended September 30, 2025, primarily due to higher demand in the Asia Pacific and Americas regions. Net sales decreased by $28.2 million, or 3.0%, year over year to $916.2 million for the nine months ended September 30, 2025, primarily due to the pass-through of lower oil prices, partially offset by higher volume. Adjusted EBITDA decreased by $31.6 million, or 20.1%, year over year to $125.8 million for the nine months ended September 30, 2025, primarily driven by unfavorable customer and regional mix as well as the unfavorable impact from the pass-through effect of raw material costs.
Outlook
“Our efforts to enhance competitiveness include a comprehensive analysis of cost structure and underperforming assets, headcount reductions, additional belt tightening efforts and greater prioritization of mission critical maintenance projects. Reflecting progress on working capital initiatives and considering our new Adjusted EBITDA guidance range, we anticipate free cash flow in $25 million – $40 million range for 2025,” Mr. Painter concluded.

ORION S.A.
As previously announced, Orion will hold a conference call tomorrow, Wednesday, November 5, 2025, at 8:30 a.m. (EDT). The dial-in details for the live conference call are as follows:

U.S. Toll Free:	1-877-407-4018
International:	1-201-689-8471
A replay of the conference call may be accessed by phone at the following numbers to Wednesday, November 26, 2025:

U.S. Toll Free:	1-844-512-2921
International:	1-412-317-6671
Conference ID:	13753912
Additionally, an archived webcast of the conference call will be available on the investor section of the company’s website at www.orioncarbons.com.
To learn more about Orion S.A., visit the company’s investor website at www.orioncarbons.com, where we regularly post information including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, the Securities and Exchange Commission filings and other information regarding our company, its businesses and the markets it serves.
About Orion S.A.
Orion S.A. (NYSE: OEC) is a leading global supplier of carbon black, a solid form of carbon produced as powder or pellets. The material is made to customers’ exacting specifications for tires, coatings, ink, batteries, plastics and numerous other specialty, high-performance applications. Carbon black is used to tint, colorize, provide reinforcement, conduct electricity, increase durability, and add UV protection. Orion has innovation centers on three continents and produces carbon black at 14 plants worldwide, excluding the under-construction facility at La Porte, Texas, offering the most diverse variety of production processes in the industry. The company’s corporate lineage goes back more than 160 years to Germany, where it operates the world’s longest-running carbon black plant. Orion is a leading innovator, applying a deep understanding of customers’ needs to deliver sustainable solutions. For more information, please visit www.orioncarbons.com.
Cautionary Statement for the Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
This document contains and refers to certain forward-looking statements with respect to our financial condition, results of operations and business, including those in the “Outlook ” section above. These statements constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. You should not place undue reliance on forward-looking statements. Forward-looking statements include, among others, statements concerning our potential exposure to market risks, macroeconomic conditions including tariffs, expected plant uptime, market conditions, anticipated customer demand, expected impacts of operational improvements and foreign exchange, expectations regarding capital expenditures, working capital and free cash flow, our outlook for 2025, and other statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and statements that are not limited to statements of historical or present facts or conditions. Forward-looking statements are typically identified by words such as “anticipate,” “assume,” “assure,” “believe,” “confident,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “objectives,” “outlook,” “guidance,” “probably,” “project,” “will,” “seek,” “target,” “to be,” and other words of similar meaning.
All these forward-looking statements are based on estimates and assumptions that, although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed upon any forward-looking statements. There are important factors that could cause actual results to differ materially from those contemplated by such forward-looking statements. These factors include, among others: negative or uncertain worldwide economic conditions and developments; the operational risks

ORION S.A.
inherent in chemicals manufacturing, including but not limited to disruptions due to technical difficulties, severe weather conditions or natural disasters; unanticipated impacts of our plans and strategies, including our plans to discontinue production at certain facilities; our dependence on major customers and suppliers; further changes and uncertainty in the geopolitical environment or government policy, including related to tariffs, counter-tariffs and other trade barriers, and the risk that the impacts thereof differ from our expectations; our ability to compete in the industries and markets in which we operate; our ability to successfully develop new products and technologies; our ability to effectively implement our business strategies; the volatility of costs, quality and availability of raw materials and energy; our ability to realize benefits from investments, joint ventures, acquisitions or alliances; our ability to realize benefits from planned plant capacity expansions and planned and current site development projects; any information technology systems failures, network disruptions and breaches of data security; our exposure to political or country risks inherent in doing business globally; rapidly changing geopolitical environment, conflicts, growing tension between U.S. and other countries, and/or any other escalations may impact energy costs, raw material availability or other economic disruptions; our ability to comply with complex environmental, health and safety laws and regulations, and current and any possible future investigations and enforcement actions by governmental, supranational agencies or other organizations; environmental, social and governance matters, including regulations requiring a reduction of greenhouse gas emissions or that impose additional taxes or fees on emissions as well as increased awareness and adverse publicity about potential impacts on climate change by us; developments in regulation of carbon black as a nano-scale material; our operations as a company in the chemical sector, including the related risks of leaks, fires and toxic releases as well as other accidents; any changes in European Union regulations or similar international regulations on chemical carbon that will affect our ability to market and sell our products; any market or regulatory changes that may affect our ability to sell or otherwise benefit from co-generated energy; any litigation or legal proceedings, including product liability, environmental or asbestos related claims; our ability to protect our intellectual property rights and know-how; risks associated with our financial leverage; restrictive effects of the covenants in our debt instruments; any deterioration in our financial position or downgrade of our ratings by credit rating agencies; any fluctuations in foreign currency exchange or interest rates; the availability and efficiency of hedging; any potential impairments or write-offs of certain assets; any required increases in our pension fund or retirement-related contributions; the adequacy of our insurance coverage; any challenges to our decisions and assumptions in assessing and complying with our tax obligations; any changes in our jurisdictional earnings mix or in the tax laws or accepted interpretations of tax laws in those jurisdictions; the ability to pay dividends on our common stock at historical rates or at all; the difference between our stockholders’ rights and rights of stockholders of a U.S. corporation; the potential difficulty in obtaining or enforcing judgments or bringing legal actions against Orion S.A. (a Luxembourg incorporated entity) in the U.S. or elsewhere outside Luxembourg; the difference between Luxembourg & European insolvency and bankruptcy laws from U.S. insolvency laws; our relationships with our workforce, including negotiations with labor unions, strikes and work stoppages; our ability to recruit or retain key management and personnel; any disruptive changes in international and local economic conditions, dislocations in credit and capital markets and inflation or deflation; and our ability to generate the funds required to service our debt and finance our operations.
Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include those factors detailed under the captions “Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and “Risk Factors” in our Annual Report in Form 10-K for the year ended December 31, 2024 and in Note Q. Commitments and Contingencies to our audited Consolidated Financial Statements and in Note J. Commitments and Contingencies to our unaudited Consolidated Financial Statements Form 10-Q for the period ended September 30, 2025. It is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information, other than as required by applicable law.
Reconciliation of Non-GAAP Financial Measures
We present certain financial measures that are not prepared in accordance with GAAP or the accounting standards of any other jurisdiction and may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures, see section Reconciliation of Non-GAAP Financial Measures below.
These non-GAAP measures include, but are not limited to Adjusted Net Income, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, Net Debt and Segment Gross Profit.
We define Adjusted Net Income as Net income, stock-based compensation, and non-recurring items (such as, restructuring expenses, legal settlement gain, etc.). We define Adjusted EBITDA as Income from operations before depreciation and

ORION S.A.
amortization, stock-based compensation, and non-recurring items plus Earnings in affiliated companies, net of tax. We define Adjusted Diluted EPS as Adjusted Net Income divided by Diluted Weighted-average shares outstanding. We define Free Cash Flow as Adjusted EBITDA, Working capital, Capital expenditures, Cash paid for interest, net, Cash paid for income taxes and Dividends paid to stockholders. We define Net debt as Total debt per Consolidated Balance Sheets plus Deferred debt issuance cost - Term loans minus Cash and cash equivalents. We define Segment Gross Profit as Segment Net sales minus Segment Cost of sales.
Our operations are managed by senior executives who report to our Chief Executive Officer (“CEO”), the chief operating decision maker (“CODM”). Adjusted EBITDA is used by our CODM to evaluate our operating performance and to make decisions regarding allocation of capital, because it excludes the effects of items that have less bearing on the performance of our underlying core business. We use this measure, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing our business. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization, historic cost and age of assets, financing and capital structures and taxation positions or regimes, we believe that Adjusted EBITDA provides a useful additional basis for evaluating and comparing the current performance of the underlying operations.
We believe our non-GAAP measures are useful measures of financial performance in addition to Net income, Income from operations, diluted EPS and other profitability measures under GAAP, because they facilitate operating performance comparisons from period to period. In addition, we believe these non-GAAP measures aid investors by providing additional insight into our operational performance and help clarify trends affecting our business.
Other companies and analysts may calculate non-GAAP financial measures differently, so making comparisons among companies on this basis should be done carefully. Non-GAAP measures are not performance measures under GAAP and should not be considered in isolation or construed as substitutes for Net sales, Net income, Income from operations, Gross profit and other GAAP measures as an indicator of our operations in accordance with GAAP.
With respect to Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow outlook for 2025, we are not able to reconcile the forward-looking non-GAAP financial measures to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. These items include, but are not limited to, significant legal settlements, tax and regulatory reserve changes, restructuring costs and acquisition and financing related impacts.

ORION S.A.
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2025	2024	2025	2024

Net sales	$450.9	$463.4	$1,395.0	$1,443.3
Cost of sales	365.3	355.9	1,112.9	1,103.8
Gross profit	85.6	107.5	282.1	339.5
Selling, general and administrative expenses	57.5	57.9	173.6	179.7
Research and development costs	6.9	7.0	20.0	20.1
Loss (recovery) due to misappropriation of assets, net	(7.3)	60.7	(6.5)	60.7
Goodwill impairment	80.8	—	80.8	—
Other (income) expenses, net	1.4	(2.8)	4.6	(0.1)
Income (loss) from operations	(53.7)	(15.3)	9.6	79.1
Interest and other financial expense, net	14.4	15.9	47.2	40.8
Income (loss) before earnings in affiliated companies and income taxes	(68.1)	(31.2)	(37.6)	38.3

Income tax expense (benefit)	(0.5)	(10.8)	13.0	11.8
Earnings in affiliated companies, net of tax	0.5	0.2	1.6	0.5
Net income (loss)	$(67.1)	$(20.2)	$(49.0)	$27.0

Weighted-average shares outstanding (in thousands):
Basic	56,046	58,191	56,415	58,406
Diluted	56,249	58,738	56,663	58,942
Earnings (loss) per share:
Basic	$(1.20)	$(0.35)	$(0.87)	$0.46
Diluted	$(1.20)	$(0.35)	$(0.87)	$0.46

ORION S.A.
Condensed Consolidated Balance Sheets (Unaudited)

(In millions, except share amounts)	September 30, 2025	December 31, 2024

ASSETS
Current assets
Cash and cash equivalents	$51.3	$44.2
Accounts receivable, net	265.1	211.9
Inventories, net	278.9	290.4
Income tax receivables	15.7	12.6
Prepaid expenses and other current assets	72.5	54.2
Total current assets	683.5	613.3
Property, plant and equipment, net	1,045.7	965.0
Right-of-use assets	126.8	117.9
Goodwill	—	71.5
Intangible assets, net	15.8	18.5
Investment in equity method affiliates	11.9	8.0
Deferred income tax assets	58.1	21.6
Other assets	22.1	41.5
Total non-current assets	1,280.4	1,244.0
Total assets	$1,963.9	$1,857.3

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$181.4	$156.2
Current portion of long-term debt and other financial liabilities	329.6	258.8
Accrued liabilities	37.9	39.5
Income taxes payable	21.1	4.8
Other current liabilities	65.3	57.4
Total current liabilities	635.3	516.7
Long-term debt, net	680.6	647.0
Employee benefit plan obligation	67.0	58.5
Deferred income tax liabilities	42.8	36.5
Other liabilities	136.4	123.7
Total non-current liabilities	926.8	865.7
Stockholders' Equity
Common stock
Authorized: 65,992,259 and 65,992,259 shares with no par value
Issued – 60,992,259 and 60,992,259 shares with no par value
Outstanding – 56,149,706 and 57,242,372 shares	85.3	85.3
Treasury stock, at cost, 4,842,553 and 3,749,887	(90.3)	(82.2)
Additional paid-in capital	77.4	84.7
Retained earnings	403.3	457.0
Accumulated other comprehensive loss	(73.9)	(69.9)
Total stockholders' equity	401.8	474.9
Total liabilities and stockholders' equity	$1,963.9	$1,857.3

ORION S.A.
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(In millions)	2025	2024

Cash flows from operating activities:
Net income	$(49.0)	$27.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	97.2	90.0
Goodwill impairment	80.8	—
Amortization of debt issuance costs	1.2	1.1
Share-based compensation	10.0	11.3
Deferred taxes	(27.1)	(12.0)
Foreign currency transactions	(9.8)	(7.4)
Changes in operating assets and liabilities, net:
Trade receivables	(32.9)	(26.2)
Inventories	34.3	(17.6)
Trade payables	3.9	(8.2)
Other provisions	(3.5)	2.6
Income tax liabilities	8.8	(29.5)
Other assets and liabilities, net	9.0	(0.3)
Net cash provided by operating activities	122.9	30.8
Cash flows from investing activities:
Acquisition of property, plant and equipment	(112.3)	(135.7)
Net cash used in investing activities	(112.3)	(135.7)
Cash flows from financing activities:
Repayments of long-term debt	(5.2)	(2.8)
Payments for debt issue costs	(3.5)	(0.2)
Cash inflows related to current financial liabilities	122.6	242.1
Cash outflows related to current financial liabilities	(91.1)	(98.3)
Dividends paid	(3.5)	(3.6)
Repurchase of common stock	(24.8)	(17.9)
Net cash provided by (used in) financing activities	(5.5)	119.3
Increase in cash, cash equivalents and restricted cash	5.1	14.4
Cash, cash equivalents and restricted cash at the beginning of the period	44.7	40.2
Effect of exchange rate changes on cash	3.0	0.1
Cash, cash equivalents and restricted cash at the end of the period	52.8	54.7
Less restricted cash at the end of the period	1.5	1.5
Cash and cash equivalents at the end of the period	$51.3	$53.2

ORION S.A.
Reconciliation of Non-GAAP to GAAP Financial Measures
The following tables present a reconciliation of each Non-GAAP measure to the most directly comparable GAAP measure:
Reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions)	2025	2024	2025	2024

Net income (loss)	$(67.1)	$(20.2)	$(49.0)	$27.0
Add back Income tax (benefit) expense	(0.5)	(10.8)	13.0	11.8
Add back Equity in earnings of affiliated companies, net of tax	(0.5)	(0.2)	(1.6)	(0.5)
Income (loss) before earnings in affiliated companies and income taxes	(68.1)	(31.2)	(37.6)	38.3
Add back Interest and other financial expense, net	14.4	15.9	47.2	40.8
Income (loss) from operations	(53.7)	(15.3)	9.6	79.1
Add back Depreciation of property, plant and equipment and amortization of intangible assets and right of use assets	33.7	30.8	97.2	90.0
EBITDA	(20.0)	15.5	106.8	169.1
Equity in earnings of affiliated companies, net of tax	0.5	0.2	1.6	0.5
Loss (recovery) due to misappropriation of assets, net
Misappropriation of assets, net	(7.3)	59.2	(7.3)	59.2
Professional fees related to misappropriation of assets	—	1.5	0.8	1.5
Goodwill impairment	80.8	—	80.8	—
Long term incentive plan	3.7	4.8	10.0	11.3
Other adjustments	—	(1.1)	—	(1.1)
Adjusted EBITDA	$57.7	$80.1	$192.7	$240.5
Reconciliation of total debt per the Consolidated Balance Sheet to Net debt:

(In millions)	September 30, 2025

Current portion of long term debt and other financial liabilities	$329.6
Long-term debt, net	680.6
Total debt as per Consolidated Balance Sheets	1,010.2
Add: Deferred debt issuance costs - Term loans	2.6
Less: Cash and cash equivalents	51.3
Net debt	$961.5

ORION S.A.
Reconciliation of Net income (loss) to Adjusted net income and Diluted Earnings (loss) per share to Adjusted Diluted EPS:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2025	2024	2025	2024

Net income (loss)	$(67.1)	$(20.2)	$(49.0)	$27.0
add back long-term incentive plan	3.7	4.8	10.0	11.3
add back loss (recovery) due to misappropriation of assets, net	(7.3)	59.2	(7.3)	59.2
add back loss due to professional fees related to misappropriation of assets	—	1.5	0.8	1.5
add back goodwill impairment	80.8	—	80.8	—
add back other adjustment items	—	(1.1)	—	(1.1)
add back intangible assets amortization	2.4	1.9	6.1	5.5
add back foreign exchange rate impacts	4.5	1.4	11.3	2.1
add back amortization of transaction costs	0.4	0.3	1.2	1.1
Tax effect on add back items at estimated tax rate [1]	(1.1)	(20.4)	(6.6)	(23.9)
Adjusted net income	$16.3	$27.4	$47.3	$82.7

Total add back items	$83.4	$47.6	$96.3	$55.7
Impact of add-back items per share	$1.49	$0.82	$1.70	$0.94
Diluted Earnings (loss) per share	$(1.20)	$(0.35)	$(0.87)	$0.46
Adjusted Diluted EPS	$0.29	$0.47	$0.83	$1.40

Diluted weighted-average shares outstanding (in thousands):	56,249	58,738	56,663	58,942
1 The goodwill impairment of $80.8 million is a non-tax deductible loss, therefore this item is not tax effected.